EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR


To the Board of Directors and Stockholders of Genio Group, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form SB-2 of Genio Group, Inc. of our report dated December 5, 2003 relating to the financial statements of Genio Group, Inc. for the period ended May 14, 2003 (inception) through September 30, 2003 and as of September 30, 2003 to the use of our name as it appears under the caption "Experts".


                                          /s/ Radin, Glass & Co., LLP
                                              Radin Glass & Co., LLP
                                              Certified Public Accountants


New York, New York
July 30, 2004